Exhibit 23.2

Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

Consent of Independent Registered

Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2023, relating to the consolidated financial statements of Iris Energy Limited, appearing in the Annual Report on Form 20-F of Iris Energy Limited for the year ended June 30, 2023.

Yours very truly,

/s/ Raymond Chabot Grant Thornton LLP

Montreal, Quebec, Canada

June 27, 2024

Member of Grant Thornton International Ltd	rcgt.com